                                                                      EXHIBIT 21

                               I-FLOW CORPORATION
                              LIST OF SUBSIDIARIES



                                                            State of Juridiction
Name                                                        of Incorporation
----                                                        --------------------
Block Medical de Mexico, S.A. de C.V.                       Mexico

I-Flow International, Inc.                                  U.S. Virgin Islands

Infusystem, Inc.                                            California




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